EXHIBIT 16.1

August 29, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

We have read Item 4.01 of Form 8-K dated August 27, 2007 of China Nuvo Solar Energy, Inc. and are in agreement with the statement regarding Sherb & Co., LLP contained therein.

/s/ Sherb & Co., LLP
Certified Public Accountants